SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): February 28, 2005
                                                        ------------------



                               CAPITAL TRUST, INC.
                               -------------------
             (Exact Name of Registrant as specified in its charter)


           Maryland                     1-14788                94-6181186
-----------------------------       ---------------       --------------------
(State or other jurisdiction       (Commission File           (IRS Employer
     of incorporation)                  Number)            Identification No.)


                 410 Park Avenue, 14th Floor, New York, NY 10022
                 -----------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (212) 655-0220
                                                          ---------------

                                      N/A
                                    ---------
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item  1.01     Entry Into a Material Definitive Agreement

        On February 28, 2005, Capital Trust, Inc. (the "Company") executed the Fourth Amendment to the Master Repurchase Agreement (the "Amendment") with Goldman Sachs Mortgage Company and Commerzbank AG, New York Branch. The Amendment amends the Master Repurchase Agreement, dated as of May 28, 2003, as amended by the First Amendment to Master Repurchase Agreement, dated as of August 28, 2003, as amended by the Second Amendment to Master Repurchase Agreement, dated as of June 1, 2004, as amended by the Third Amendment to the Master Repurchase Agreement, dated as of November 15, 2004 (collectively, the "Master Repurchase Agreement"). The Amendment deletes the definition of "Change of Control" in Section 2(c) of Annex I to the Master Repurchase Agreement in its entirety and instead defines "Change of Control" to occur upon the following events: (i) a majority of the members of the board of directors of the Company changes during any twelve month period after the date of the Amendment or (ii) a merger, consolidation or other transaction in which a person who is not an affiliate of the Company acquires in excess of 50% of the voting common equity of the Company. The foregoing description is qualified in its entirety by reference to the Amendment, which will be attached as an exhibit to the Company's Annual Report on Form 10-K which the Company intends to file in March 2005.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                            CAPITAL TRUST, INC.


                                            By:      /s/ John R. Klopp
                                               --------------------------
                                               Name:   John R. Klopp
                                               Title:  Chief Executive Officer




Date: March 4, 2005